Exhibit 31.4
Certification Pursuant to Section 302 of the
Sarbanes-Oxley Act of 2002
I, David J. Parrin, certify that:
1.	I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q of MoneyGram International, Inc. for the period ended September 30, 2006;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: November 14, 2006	/s/ DAVID J. PARRIN
Executive Vice President and
Chief Financial Officer